                                                                       Exhibit 1


                                    AGREEMENT

      Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of Common Stock of Lionbridge Technologies, Inc.

      EXECUTED this 12th day of February, 2003.

CAPITAL RESOURCE LENDERS III, L.P.

By: Capital Resource Partners III, L.L.C.
    Its General Partner


By:   *
   --------------------------------------------
    Name:  Robert C. Ammerman
    Title:  Managing Member


CAPITAL RESOURCE PARTNERS III, L.L.C.


By:   *
   --------------------------------------------
    Name:  Robert C. Ammerman
    Title:  Managing Member


CRP INVESTMENT PARTNERS III, L.L.C.


By:   *
   --------------------------------------------
    Name:  Robert C. Ammerman
    Title:  Managing Member


      *
-----------------------------------------------
Robert C. Ammerman

      *
-----------------------------------------------
Fred C. Danforth

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      *
-----------------------------------------------
Stephen M. Jenks

      *
-----------------------------------------------
Alexander S. McGrath


                                                 * By:  /s/ Laura T. Ketchum
                                                      --------------------------
                                                        Laura T. Ketchum
                                                        Attorney-in-Fact

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This Schedule 13G was executed by Laura T. Ketchum pursuant to Powers of
Attorney filed herewith as Exhibit 2.